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                                                                EXHIBIT 23.1


                      Consent of Independent Accountants



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Oxford Automotive, Inc. of our report dated May 19, 1997 relating to the financial statements of Lobdell Emery Corporation as of December 31, 1996 and 1995 and for each year in the three-year period ended December 31, 1996, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP
Detroit, Michigan
October 13, 1997